Exhibit 10(k), Form 10-K

Kansas City Life Insurance Company

KANSAS CITY LIFE INSURANCE COMPANY

INCENTIVE PLAN

2011

JANUARY 24, 2011

KANSAS CITY LIFE 2011 INCENTIVE PLAN

GENERAL CONSIDERATIONS

ELIGIBLE EMPLOYEES

For 2011, eligible employees for the 2011 Incentive Plan will be the President, CEO and Chairman, (Class I); Vice Chairman of the Board (Class IIA), Senior Vice Presidents (Class IIB); Vice Presidents (Class III); all associates with at least 675 “Hay Points” (Class IV); and all associates with “Hay Points” starting at 534 and ending with 674 (Class V). Class IV includes one (1) OAIC associate and the Chief Pilot. The salaries of all Class I, II, III, IV, and V participants will total approximately $11.7 million during 2011. Presently there are 83 Class I, II, III, IV and V participants.

EXCLUSIONS

The Plan does not cover the following employees: 1) employees who would qualify as a Class IV or V participant, who are paid on the DP payline, and who do not have any supervisory responsibilities; 2) Kansas City Life Sales and Marketing employees included in the Regional Incentive Compensation Program or other field compensation programs; 3) Old American employees included in the Old American Insurance Company Incentive Plan or the Old American Regional Incentive Compensation Program; and, 4) Kansas City Life Group Department employees included in the Group Sales Incentive Plan. Part time employees are not eligible to participate.

TIMING OF PAYOUT

It is the objective of the 2011 Incentive Plan to pay out awards after 2011 earnings are released to the public.

CORPORATE VS INDIVIDUAL AWARDS — ALL CLASSES

All plan participants share the same three corporate goals: operating earnings, growth and expense control. With the exception of Class I, all awards include the achievement of two individual goals. The individual goals are designed for each participant, but should support the overall corporate goals. Individual goals can be shared with other participants when teamwork is necessary to accomplish a shared strategic responsibility.

The Class I award is based entirely on the achievement of three corporate goals.

Class IIA and Group Classes III, IV and V awards are based on the achievement of three corporate goals, three business unit goals and two individual goals.

Class IIB, III, IV, and V awards are based on the achievement of three corporate goals and two individual goals.

The weighting of awards for corporate versus individual goals differs for the various classes of participants. As an example, the Class I participant is measured solely (100%) on the achievement of corporate goals while the Class IV and V participants are rewarded with a greater emphasis on achievement of corporate goals than individual goals (i.e., 65% of the award is based on the achievement of corporate goals while 35% is based on the achievement of individual goals).

The following table outlines the weighting of awards based on the achievement of corporate vs. individual goals for all classes of participants.

	Corporate/Business Unit Goals		Individual Goals

Class	% Of Total Award*	# Of Goals	% Of Total Award*	# Of Goals
I	100%	3	N/A	0
IIA	45%/40%	6	15%	2
IIB	85%	3	15%	2
III	75%	3	25%	2
III Group	40%/35%	6	25%	2
IV	65%	3	35%	2
IV Group	35%/30%	6	35%	2
V	65%	3	35%	2
V Group	35%/30%	6	35%	2

PLAN ADMINISTRATION GUIDELINES

NEW HIRE

An employee hired into an incentive eligible position during the first two quarters of the calendar year will be eligible to participate in the Plan effective the first day of the month following the date of hire. The employee will receive a prorata award from the Plan for the year in which the participant was hired. An employee hired in the last two quarters of the year will participate in the Plan beginning the following year.

PROMOTION FROM NON-INCENTIVE ELIGIBLE POSITION TO INCENTIVE ELIGIBLE POSITION

An employee promoted during the first two quarters of the calendar year to an incentive eligible position will be eligible to participate in the Plan effective the first day of the month following the date of promotion. They will receive a prorata award from the Plan for the year in which they were promoted.

Any employee promoted to an incentive eligible position in the last two quarters of the year will participate in the Plan beginning the following year.

CHANGE IN CLASS FROM ONE LEVEL TO ANOTHER

Any employee changing from one class to another during the first two quarters of the year in which the Plan is already in place will receive prorated awards based on the full months of participation. Any employee changing from one class to another during the last two quarters of the year will participate in the new class beginning the following year.

TERMINATION DUE TO DEATH, OR RETIREMENT

The participant will receive a prorated award from the Plan for the year in which the event occurred. Awards will be calculated and prorated based on completion of corporate goals and the number of full months of employment during the Incentive Plan year. The determination for payment of individual goals will be made by the appropriate Senior Vice President or the President and pro-rated in the same manner as the corporate goals.

TERMINATION DUE TO DISABILITY

The participant will receive a prorated award from the Plan for the year in which the event occurred based on the number of months the participant was actively at work. Awards will be calculated and prorated based on completion of corporate goals and the number of full months the participant was actively at work during the Incentive Plan year. The determination for payment of individual goals will be made by the appropriate Senior Vice President or the President and pro-rated in the same manner as the corporate goals.

TERMINATION FOR ANY OTHER REASON

No award will be made from the Plan for the year in which termination occurred.

OTHER EVENTS

Any changes regarding corporate goals, incentive design, and deviations from established guidelines will be made by the President CEO and Chairman of the Board and the Compensation Committee of the Board.

EXHIBIT A

Award Matrices

CLASS I MATRIX

(President, CEO and Chairman)

	Threshold	Target	Maximum
Corporate Goals

Goal 1 - Financial	14.0%	28.0%	42.0%
Goal 2 - Growth	14.0%	28.0%	42.0%
Goal 3 - Expense		14.0%	14.0%
Total	28.0%	70.0%	98.0%

ADDITIONAL CONSIDERATIONS:

*	No awards if financial results (Net Income) are less than Earnings Trigger.
*	The Financial and Growth goals are pro-rated for results between Threshold and Maximum.
*	The Expense Goal is achieved or not achieved.

CLASS IIA MATRIX

(Vice Chairman of the Board)

	Threshold	Target	Maximum
Corporate Goals
Goal 1 – Financial	3.600%	7.200%	10.800%
Goal 2 – Growth	3.600%	7.200%	10.800%
Goal 3 – Expense		3.600%	3.600%
Corporate Goal Total	7.200%	18.000%	25.200%

Old American Goals
Goal 1 – Financial	3.200%	6.400%	9.600%
Goal 2 – Growth	3.200%	6.400%	9.600%
Goal 3 – Production	1.600%	3.200%	4.800%
Business Unit Goal Total	8.00%	16.000%	24.000%

Individual Goals
Individual Goal #1	3.000%	3.000%	3.000%
Individual Goal #2	3.000%	3.000%	3.000%
Individual Goal Total	6.000%	6.000%	6.000%

Total	21.200%	40.00%	55.200%

ADDITIONAL CONSIDERATIONS:

*	No awards if financial results (Net Income) are less than Earnings Trigger.
*	The Financial and Growth goals are pro-rated for results between Threshold and Maximum.
*	The Expense Goal is achieved or not achieved.

CLASS IIB MATRIX

(Senior Vice Presidents)

	Threshold	Target	Maximum
Corporate Goals
Goal 1 - Financial	6.8%	13.6%	20.4%
Goal 2 - Growth	6.8%	13.6%	20.4%
Goal 3 - Expense		6.8%	6.8%
Corporate Goal Total	13.6%	34.0%	47.6%

Individual Goals
Individual Goal #1	3.0%	3.0%	3.0%
Individual Goal #2	3.0%	3.0%	3.0%
Individual Goal Total	6.0%	6.0%	6.0%

Total	19.6%	40.0%	53.6%

ADDITIONAL CONSIDERATIONS:

*	No awards if financial results (Net Income) are less than Earnings Trigger.
*	The Financial and Growth goals are pro-rated for results between Threshold and Maximum.
*	The Expense Goal is achieved or not achieved.

CLASS III MATRIX

(Vice Presidents)

	Threshold	Target	Maximum
Corporate Goals
Goal 1 - Financial	3.750%	7.500%	11.250%
Goal 2 - Growth	3.750%	7.500%	11.250%
Goal 3 - Expense		3.750%	3.750%
Corporate Goal Total	7.500%	18.750%	26.250%

Individual Goals
Individual Goal #1	3.125%	3.125%	3.125%
Individual Goal #2	3.125%	3.125%	3.125%
Individual Goal Total	6.250%	6.250%	6.250%

Total	13.750%	25.00%	32.500%

ADDITIONAL CONSIDERATIONS:

*	No awards if financial results (Net Income) are less than Earnings Trigger.
*	The Financial and Growth goals are pro-rated for results between Threshold and Maximum.
*	The Expense Goal is achieved or not achieved.

CLASS IV MATRIX

(Associates With >675 Hay Points)

	Threshold	Target	Maximum
Corporate Goals
Goal 1 - Financial	1.950%	3.900%	5.850%
Goal 2 - Growth	1.950%	3.900%	5.850%
Goal 3 - Expense		1.950%	1.950%
Corporate Goal Total	3.900%	9.750%	13.650%
Individual Goals
Individual Goal #1	2.625%	2.625%	2.625%
Individual Goal #2	2.625%	2.625%	2.625%
Individual Goal Total	5.250%	5.250%	5.250%

Total	9.150%	15.00%	18.900%

ADDITIONAL CONSIDERATIONS:

*	No awards if financial results (Net Income) are less than Earnings Trigger.
*	The Financial and Growth goals are pro-rated for results between Threshold and Maximum.
*	The Expense Goal is achieved or not achieved.

CLASS V MATRIX

(Associates With Points >533 and <675)

	Threshold	Target	Maximum
Corporate Goals
Goal 1 - Financial	1.30%	2.60%	3.90%
Goal 2 - Growth	1.30%	2.60%	3.90%
Goal 3 - Expense		1.30%	1.30%
Corporate Goal Total	2.60%	6.50%	9.10%
Individual Goals
Individual Goal #1	1.75%	1.75%	1.75%
Individual Goal #2	1.75%	1.75%	1.75%
Individual Goal Total	3.50%	3.50%	3.50%

Total	6.10%	10.00%	12.60%

ADDITIONAL CONSIDERATIONS:

*	No awards if financial results (Net Income) are less than Earnings Trigger.
*	The Financial and Growth goals are pro-rated for results between Threshold and Maximum.
*	The Expense Goal is achieved or not achieved.

EXHIBIT B

SUMMARY OF 2011 CORPORATE GOALS

Earnings Trigger—Measured by Net Income on a calendar year basis: $21.66 MM

Corporate Goals

I. FINANCIAL GOAL: Operating Earnings measured on a calendar year basis

Target	$27.07MM
Threshold:	$21.66MM
Maximum:	$32.49MM

II. GROWTH GOAL: Life insurance Target Premium

Target:	$11,866,000 (10% Increase)
Threshold:	$11,542,000 (7% Increase)
Maximum:	$12,405,000 (15% Increase)

III. EXPENSE GOAL: Controllable Expenses (Adjusted)

Goal:	$72.575 MM (0% Increase to 2010 Controllable Expenses)

Incentive plan costs will be excluded from financial measures for incentive plan purposes.